UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2016

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blvd. Benito Juarez Km 25.500, Quinta Del Mar, Int. Suite 28 Playas de Rosarito B.C, Mexico (Address of principal executive offices)	c.p. 22710 (Zip Code)

+52 (664) 290-5048

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 29, 2016, Neuromama, Ltd. (the “Company”) accepted the resignation of Alexander Vladimirs Solovjovs Chief Operating Officer and Director of the Company.  Mr. Solovjovs no longer holds any positions with the Company.  Mr. Solovjovs’s departure brings the number of directors sitting on the Company’s Board of Directors to 2.

Mr. Solovjovs’ resignations were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On February 29, 2016, the Company, appointed Dante Pedroza Mendez as its new Chief Operating Officer.

Mr. Mendez is an architect and graduated from the Universidad Iberoamericana Del Noroeste, in Mexico.  From 2009 to date, Mr. Mendez works as a consultant to several mining claim owners and companies in the mining industry as well as Government agencies.  Also from  2008 to present Mr. Mendez has been working as an architect building several projects.

Mr. Mendez will serve as our officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Mendez and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Mendez and any of our officers or directors.  Mr. Mendez has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: February 29, 2016	By:	/s/ Igor Weselovsky
Igor Weselovsky, President, Chief Executive Officer & Director

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